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                           CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in this Annual Report (Form 10-K) of BMC Industries, Inc. of our report dated January 26, 1998, included in the 1997 Annual Report to Stockholders of BMC Industries, Inc.

Our audits also included the financial statement schedule of BMC Industries, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-2613, No. 33-32389 and No. 33-60937) pertaining to the BMC Industries, Inc. 1984 Omnibus Stock Program and in the Registration Statement (Form S-8 No. 33-55089) pertaining to the BMC Industries, Inc. 1994 Stock Incentive Plan and the related Prospectuses of our report dated January 26, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of BMC Industries, Inc.


                               /s/ Ernst & Young LLP
                               Ernst & Young, LLP
                               Minneapolis, Minnesota
                               March 31, 1998